Exhibit 10.14

Service Agreement

Party A: Beijing Lucksky Dongfang Electrical Power Engineering Co., Ltd.

Legal Representative: Zhou Jian

Office Address: 22F, Full Tower, Chaoyang District, Beijing, China.

Party B: Beize Finance Consultant International LLC (USA)

Legal Representative:

Office Address: Gaithersburg, Maryland, America.

Whereas:

In order to prepare for going public, Party A entrusts Party B as its general counsel for one-package service. Through deliberate negotiation, both parties come into the following Agreement:

Art. 1. Issues for Entrustment

Party A entrusts Party B with one-package services as well as other relevant consultation for asset operation in accordance with its business conditions and strategy objects.

Art. 2. Obligations of Party A

1. Party A shall guarantee to be a legally founded and valid existing company. Once signed, this Agreement will become a legal paper and Party A’s behaviors will be subject to it.

2. Without negotiation and consensus between both parties in advance, Party A shall guarantee to sign no other service agreement overlapping this Agreement with any other third party within the Term of Agreement.

3. Party A shall promise to provide necessary documents, materials and relevant information to Party B in time and guarantee the truth, accuracy and completeness of such documents, materials and information. No fake record, misleading statement or major omission will be allowed.

4. Party A shall promise to help Party B understand, check and search materials relative to this Agreement and provide necessary conditions for Party B of this one-package service.

Art. 3. Obligations of Party B

1. Party B shall guarantee to be a legally founded and valid existing company. Once signed, this Agreement will become a legal paper and Party B’s behaviors will be subject to it.

2. Party B shall guarantee to assign a responsible team of relevant specialty and capable of coordination to help Party A go public and provide relevant asset operation service.

3. Party B shall not behave beyond Party A’s authorization and entrustment and shall avoid damaging Party A’s right and interest.

5. Party B shall share all materials relative to Party A’s going public with Party A.

6. While providing consultation, suggest or report for Party A, Party B shall try everything possible to inform Party B of relevant risk.

Art. 4. Services Party B Provides for Party A as Entrusted

As entrusted by Party A, Party B will provide the following services:

(I). Help to prepare a company structure and a general asset operation scheme according to Party A’s development strategy and serve as Party A’s counsel;

(II). Prepare a Plan for Going Public so as to pave the way for Party A to go public; guide Party A legally and financially so as to put the Plan for Going Public into force; recommend some accounting firms, lawyers firms, security companies, financial advisors and other qualified intermediate institutes to Party A for its benefits, help coordinate between such institutes and supervise their work;

(III). Provide oriented solutions to increasing asset and help to introduce strategic investment according to Party A’s actual demand;

(IV). Promise to help Party A’s shell company in America, within one week after signing this Agreement, resume to trade;

(V). Promise to help increase Party A’s shell company’s stock to no less than 50 million shares within six months after signing this Agreement provided that Party A had met the requirements for going public;

(VI). Promise to integrate Party A’s already raised founds around 400 million shares to its shell company in America within twelve months after signing this Agreement provided that Party A as met the requirements for going public;

(VII). Promise to provide Party A with the most reasonable, most effective, most convenient and optimized service scheme in its industry;

(VIII). Party B’s objective is to finish transferring Party A’s stock of the shell company to NASDAQ or other major security market in America, which is expected to finish in around 18 months.

(IX). Provide other professional services of asset operation as entrusted by Party A.

Art. 5. Confidentiality

1. In terms of all information relative to both parties during the agreement signing and performance which is required confidential in written or oral form, both parties shall be responsible for strictly keeping such information confidential, except for such information: (1) as being required to disclose by laws and regulations; (2) as being required to disclose by supervision department with administration authority; (3) that has become public not because of any party’s fault.

2. Art. 5 won’t become invalid until one year after the termination of this Agreement.

Art. 6. Expenses and Payment

Party A shall pay Party B the comprehensive service fee in the following ways:

(1). Party A shall pay Party B by its actual working time, namely USD 500/h. Party B will send its working time form and bill to Party A every 15 days. Party A shall guarantee to transfer Party B’s service fee to its assigned account. Account user name: CITI BANK N.A. The account number and payment approach will be disclosed later.

(2). As for the general superintendent, the chief coordinator and the general collector, Party B will give additional bonus according to their performance.

(3). As for the going public underwriting fee to the security company, the auditing service fee to CPA and legal service fee to the lawyers, Party A will further negotiate with the intermediate company for settlement.

Art. 7. Violation Responsibilities and Disclaimer

1. Either party violating provisions herein will be regarded as violating the Agreement;

2. Either party collaborating with a third party to damage the other party’s rights or interests will be regarded as violating the Agreement;

3. Either party disclosing content of this Agreement to a third party during negotiation, neglecting or damaging the other party’s rights or interests will be regarded as violating this Agreement;

4. Party A shall make independent judgement and decision based on the consulting results, advices, comments or reports of Party B. For any direct or indirect losses or damages to Party A from using Party B’s consulting results, advices, comments or reports, Party B will be free of responsibility.

5. During the Term of Agreement, in case of any governmental or political reason or force majeure causing one or both parties unable to perform part or all provisions of this Agreement, this party or both parties will be free of all or part of responsibility. In case of major issues which will bring substantial and adverse impact on both parties if continuing performing the Agreement, both parties can negotiate with each other for terminating this Agreement and will be free of any responsibility.

Art. 8. Term of Agreement

The validity period of this Agreement will start from the effective date for 18 months. If after 18 months, Party A’s going public is still in process, both parties may sign a supplementary agreement to continue cooperation.

Art. 9. In case Party B fails to help Party A realize the expected objective out of its own fault, it shall compensate all economic losses to Party A.

Art. 10. In case of any disputes during the performance of this Agreement, both parties shall apply to the Chinese court for solution.

Art. 11. Through amiable negotiation between parties, Party B will send one general superintendent, one chief coordinator and one general collector. The general superintendent will be Lawyer Cui Daqi.

Art. 12. Force of the Agreement

This Agreement will come into effect from the signing and seal date and will be put into force from June 1. The Agreement is in duplicate with each party holding one copy.

Unless otherwise agreed, neither party shall be allowed to terminate this Agreement unilaterally with no reason.

For any unaccomplished issues, both parties can sign supplementary agreement for regulation. The supplementary agreement will be equal to this Agreement in legal force.

Art. 13. Notice

All notices under this Agreement shall be delivered through fax or mail or by special person. The notices will come into effect upon receipt. Relevant addresses, name of contact, tel. fax and post code involved in this Agreement are as follows:

Contact information of both parties:

Client:

Address: 22F, Full Tower, Chaoyang District, Beijing, China.

Contact: Zhang Zhiqi

Tel.: 0086-010-59538287	13931402758

Fax: 0086-010-59538287

Post Code: 065201

E-mail: 570831680@qq.com

Consulting Company:

Address: 15009 NATIVE DANCER ROAD N. POTOMAC MD 20878

Contact: Cui Daqi

Tel.: 001-301-281-1152

Fax: 001-301-339-3611

Post Code: 20878

E-mail: DAQ13932@GMAIL.COM

Party A: Entrusting Company

Legal or Authorized Representative:

(Seal)

Date: May 22, 2013

Party B: Beize Finance Consultant International LLC (USA)

Legal or Authorized Representative:

(Seal)

Date: May 22, 2013